Exhibit 99.1

For Immediate Release

Contact:
Jiangbo Pharmaceuticals, Inc.	CCG Investor Relations
Ms. Elsa Sung, CFO	Ms. Lei Huang, Account Manager
Phone: (954) 903-9378 ex 2	Phone: (646) 833-3417
E-mail:elsasung@jiangbo.com	E-mail: lei.huang@ccgir.com
http:// www.jiangbopharma.com	http://www.ccgirasia.com

Mr. Crocker Coulson, President
Phone: (646) 213-1915
E-mail: crocker.coulson@ccgir.com

Jiangbo Pharmaceuticals Announced Amendment to the October 2009 Land Contract Eliminating Standard Investment Requirements

Laiyang, China, April 12, 2010 – Jiangbo Pharmaceuticals, Inc. (OTC Bulletin Board: JGBO) (the “Company” or “Jiangbo”), today announced that Laiyang Jiangbo Pharmaceuticals, Co., Ltd., the Company’s operating entity in China, has recently entered into an amended agreement with the Land and Resources Bureau of Laiyang City to eliminate the investment requirements on the contract for land use right transfer which was signed by the two parties on October 27, 2009 (“the October 2009 Contract”).

Pursuant to the October 2009 Contract, Jiangbo has purchased the right to use a 385,800 square meter parcel of state-owned construction land for a period of 50-years at a purchase price of RMB115,764,000 (approximately US$16,983,000). The Company plans to build a new factory in this area for the production of future new self-developed and acquired drugs. On March 31, 2010, the October 2009 Contract was amended to eliminate the previous standard requirements that (i) total investment shall be no less than RMB868,200,000 (approximately US$127,365,000 ); and (ii) the investment intensity shall be no less than RMB3,000 per square meter. All the other provisions of the October 2009 Contract remain unaffected and in full force.

“We are happy to announce the elimination of the investment requirements in the October 2009 Contract and appreciate the support of the Land and Resources Bureau of Laiyang City for  Jiangbo’s future plans in the region. The amended terms provide the Company with much more financial flexibility in our construction and investment plans, as well as reduce our over all capital expenditure commitment in the coming years,” commented Mr. Wubo Cao, the Company’s Chief Executive Officer. “Planning for the new land is underway and we look forward to providing an update in the coming quarters.”

About Jiangbo Pharmaceuticals, Inc.

Jiangbo Pharmaceuticals is engaged in the research, development, production, marketing and sales of pharmaceutical products in China. The Company’s operations are located in Eastern China in an Economic Development Zone in Laiyang City, Shandong Province. Jiangbo produces both western and Chinese herbal-based medical drugs in tablet, capsule, granule, syrup and electuary (sticky syrup) form. For additional information, please visit the Company’s website (www.jiangbopharma.com).

Safe Harbor Statement

Certain statements in this press release that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not guarantees of future performance and are subject to risks and uncertainties that could cause the Company's actual results and financial position to differ materially from those included within the forward-looking statements. Forward-looking statements involve risks and uncertainties. Actual results may differ materially from anticipated or predicted results, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among others, the Company's ability to obtain raw materials needed in manufacturing, anticipated sales volume growth of the medicines, the continuing employment of key employees, the failure risks inherent in testing any new drug, the possibility that regulatory approvals may be delayed or become unavailable, patent or licensing concerns that may include litigation, direct competition from other manufacturers and product obsolescence. More information about the potential factors that could affect the Company's business and financial results is included in the Company's filings, available via the United States Securities and Exchange Commission.

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